UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2016

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01     Regulation FD Disclosure

On August 9, 2016, Par Pacific Holdings, Inc. (the “Company”) posted a new market indicator, the Wyoming 3-2-1 Index, on the Company’s website at www.parpacific.com. The Wyoming 3-2-1 Index is computed by taking two parts gasoline and 1 part distillate (ULSD) as created from three barrels of West Texas Intermediate Crude. Pricing is based 50% on applicable product pricing in Rapid City, South Dakota, and 50% on applicable product pricing in Denver, Colorado.

The Company expects to post updates to the Wyoming 3-2-1 Index as they become available, which may occur as frequently as weekly. The Company may elect to discontinue this disclosure, which is presented for informational purposes only and does not necessarily reflect prices paid or received by the Company or the financial results of the Company, at any time without prior notice.

Crude oil pricing and refined product pricing used in calculating the Wyoming 3-2-1 Index is subject to change without prior notice, and the Company undertakes no obligation to update such information and makes no representation as to the accuracy of the third-party data used in the Index. While the Company will attempt in good faith to verify that posted market indicators are accurate, it will not be responsible for typographical errors or technical inaccuracies.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated: August 9, 2016	/s/ James Matthew Vaughn
James Matthew Vaughn Senior Vice President and General Counsel

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